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                                                                    EXHIBIT 10.6
03/25/94
                                AMENDMENT NO. 2
                                       TO
                              SEPARATION AGREEMENT

         THIS AMENDMENT NO. 2, Dated March 25, 1994, is between PACIFIC TELESIS GROUP ("Telesis") and AIRTOUCH COMMUNICATIONS ("PacTel").

         WHEREAS, there is currently in full force and effect between the Parties a Separation Agreement, effective October 7, 1993 (the "Agreement"); and

         WHEREAS, the Parties wish to make certain changes regarding the treatment of nonemployee director and executive compensation described in Appendix A (Employee Benefits Allocation) of the Agreement;

         THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1. A new Section 7A is added following Section 7 to read as follows:

         SECTION 7A - TELESIS EXECUTIVE LIFE INSURANCE PLAN

                          7A.1 Employee Terminations. A Post-Separation PacTel Employee shall be considered to have terminated his or her employment with Telesis for reasons other than an "Approved Retirement" as that term is defined in the Pacific Telesis Group Executive Life Insurance Plan (the "Telesis ELIP"), and as of the Separation Date shall no longer have any rights or interests in any benefits under the Telesis ELIP.

                          7A.2 Transfer of Policy Interests. Not later than 30 days after the Separation Date, Telesis shall transfer to PacTel its rights and interests in such insurance policy or policies jointly owned by Telesis and each Post-Separation PacTel Employee who was a participant in the Telesis ELIP immediately prior to the Separation Date.

                          7A.3 Payment by PacTel to Telesis. Not later than 30 days after the Separation Date, PacTel shall pay to Telesis in cash an amount to be mutually agreed by the parties as compensation for the value of each policy transferred to PacTel pursuant to Section 7A.2.

2. Section 12 is amended in its entirety to read as follows:

                          12.1 Termination of Service as a Director of Telesis. Effective as of the Separation Date, each individual who participated in the Directors' Retirement Plan before the Separation Date and who is a non-employee member of PacTel's Board of Directors immediately after the Separation Date shall not be treated as continuing to serve as a director
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         under the terms of the Directors' Retirement Plan by reason of his or her service as a member of PacTel's Board of Directors after the Separation Date.

                          12.2 No Asset Transfer. There shall be no transfer of assets from Telesis to PacTel or to the trustee of a PacTel Grantor Trust in connection with the accrued benefits of the PacTel directors under the Directors' Retirement Plan.

                          12.3 Liability for Payment of Directors' Retirement Plan Benefit. Telesis shall be solely and exclusively responsible for providing the benefits accrued as of the Separation Date under the Directors' Retirement Plan by any individuals who were participants in such plan prior to Separation.

3. The first sentence of Section 13.2 is amended to read as follows

                 "Not later than 90 days after the Separation Date, Telesis shall cause an amount of assets to be transferred by the trustee of VEBA I to the trustee of the PacTel VEBA."

4. Except as expressly amended by this Amendment No. 2, the provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives.

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
PACIFIC TELESIS GROUP                     AIRTOUCH COMMUNICATIONS

By:     /s/ Philip J. Quigley             By:     /s/ Sam Ginn
       --------------------------------           -----------------------------------

Title: Group President                    Title: Chairman and Chief Executive Officer
       --------------------------------
Date Signed: March 31, 1994               Date Signed: March 31, 1994
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